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                                                                   Exhibit 10.11
DG               $

This Subordinated Promissory Note ("Note") is one of a series of subordinated promissory notes, all with terms and conditions substantially similar to this Note, issued in settlement of a class action lawsuit against the Company and others.


DEL GLOBAL TECHNOLOGIES CORP.
SUBORDINATED PROMISSORY NOTE
DUE MARCH 28, 2007

CUSIP 245073 AA 9

         FOR VALUE RECEIVED, Del Global Technologies Corp., a New York corporation having an address of 1 Commerce Park, Valhalla, New York 10595 (the "Company"), hereby promises to pay, in accordance with the terms of this Subordinated Promissory Note (this "Note"), including, without limitation, the subordination provisions set forth herein, to the order of

(the "Holder"), having an address of



the principal sum of

together with all interest accrued thereon.

1. Countersignature; Registrar.

         (a) This note shall not be valid until countersigned by the Registrar

         (b) Continental Stock Transfer & Trust Company ("Registrar") shall act as registrar of this Note and shall keep a record of the Holder hereof and any valid transferees. Unless notified otherwise, the principal office of the Registrar is located at 17 Battery Place, New York, New York 10004 ("Principal Office"). Upon notice to the Holder, the Company may replace or remove the Registrar at any time and for any reason.

2. Interest; Payment.

         (a) Interest shall accrue from and after the date hereof on the principal amount outstanding at a rate of six percent (6%) per annum. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed. All payments shall be paid in lawful money of the United States of America in immediately available funds at the address of Holder as first set forth above or at such other place as Holder may designate. If any payment on this Note shall be due on a Saturday, a Sunday, or a day which is a legal holiday, the payment shall be made without default on the next succeeding day which is a business day, but any interest-bearing portions of the payment shall continue to accrue interest until payment during the extension.

         (b) Upon receipt of a notice from the paying agent designated by the Company or the Company ("Paying Agent") advising the Holder that a payment on this Note will be made, the Holder shall return this Note to the Paying Agent for cancellation, payment and reissuance (if applicable). No payment on account of this Note will be made by the Paying Agent unless and until the Paying Agent receives this Note for cancellation and reissuance (if applicable).

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3. Maturity Date. Subject to the subordination provisions set forth herein, the entire outstanding balance of this Note, including principal and accrued interest (the "Note Balance"), will be due and payable in a single installment on the fifth anniversary of the date of issuance (the "Maturity Date"). THE PROVISIONS OF THIS NOTE ARE CONTINUED ON THE REVERSE SIDE OF THIS NOTE, AND THESE CONTINUED PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE OF THIS NOTE.

         IN WITNESS WHEREOF, this Note has been executed and delivered by the duly authorized representative of the Company.

Dated March 28, 2002
Countersigned:

Registrar
By:

Authorized Signatory

DEL GLOBAL TECHNOLOGIES CORP.

By:/s/ Samuel E. Park

President and Chief Executive Officer

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4. Prepayment.  Subject to the provisions of Section 7 hereof:

         (a) the unpaid principal balance of this Note and all accrued interest thereon must be prepaid, without penalty or premium, upon and to the extent of the Company's receipt of net proceeds from the sale of the Company's securities in an underwritten public offering (after the payment of all registration and filing fees, fees and disbursements of legal counsel, accountants and other experts and professionals, underwriting commissions and discounts and other similar expenses of registration); and

         (b) the unpaid principal balance of this Note and all accrued interest thereon may, at the option of the Company, be prepaid in whole or in part at any time and from time to time without penalty.

         (c) Each prepayment amount with respect to this Note shall be applied first to the principal balance of this Note and the to accrued and unpaid interest.

5. Default

          (a) Events of Default. The occurrence of any of the following shall constitute an "Event of Default":

                 (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within sixty (60) business days after the Holder has given the Company written notice of such default; or

                (ii) The Company shall default in the due observance or performance of any covenant or agreement to be observed or performed by the Company pursuant to the terms of this Note and the same shall continue unremedied for a period of sixty (60) days after written notice from the Holder to the Company of such default; or

               (iii) The Company shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, or (E) file a voluntary petition in bankruptcy or petition or answer seeking a reorganization or an arrangement with its creditors, or (F) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (G) take any corporate action for the purpose of effecting the foregoing; or

               (iv) An order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or all or a substantial part of the assets of the Company, or appointing a receiver, trustee or liquidator of the Company, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days.

         (b) Remedies. Subject to the provisions of Section 7 hereof, upon the occurrence of an Event of Default, the Holder shall have the option to demand full and immediate payment of the balance of the Note and may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company.

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6. Waivers.

         (a) The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

         (b) No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

7. Subordination.

         (a) The Company, for itself, its successors and assigns, covenants and agrees, and the Holder by its acceptance of this Note likewise covenants and agrees, that this Note shall be subordinated and subject, in the manner and to the extent set forth in this Section 7, in right of payment to the Company's Senior Debt (as hereinafter defined).

         (b) This Section 7 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt ("Senior Debtholders"), and such Senior Debtholders are made obligees and third party beneficiaries hereunder and they and/or each of them may enforce such provisions.

         (c) As used in this Note, the term "Senior Debt" shall mean all indebtedness for money borrowed from, or evidences by notes, bonds, debentures or similar instruments of the Company held by, any bank, savings and loan association, finance company, investment bank, broker or any other institutional lender as of the date hereof or to be incurred or held on a date hereafter, and all deferrals, renewals, extensions. modifications, amendments, increases or other refundings of any such indebtedness, increased indebtedness or obligations in respect thereof.

         (d) Payment on this Note shall be subordinated and subject in right of payment to the Senior Debt in accordance with the following provisions:

                  (i) Upon the maturity of any Senior Debt by lapse of time, demand for payment, acceleration or otherwise, such Senior Debt shall first be paid in full before any payment is made on account of this Note. For purposes of this Section 7, any reference to payment in full of any Senior Debt shall mean payment in full of such Senior Debt in cash or provision for payment in full of such Senior Debt in cash.

                 (ii) Upon any dissolution, winding up, liquidation or reorganization or receivership proceedings with respect to the Company or upon an assignment for the benefit of the Company's creditors or any other marshalling of the assets and liabilities relative to the Company or of all or a substantial part of the property of the Company, no direct or indirect payment or distribution of any kind shall be made by the Company to the Holder (whether for principal, interest or premium) unless and until all Senior Debt shall have been paid in full.

                (iii) If, prior to the Maturity Date, (A) the Senior Debt is declared due and payable prior to its stated maturity by reason of the occurrence of an event of default, and such acceleration is not rescinded, or
(B) a default in payment of principal of or interest on the Senior Debt occurs and such default is not cured or waived, then all principal of and interest on the Senior Debt which is due and payable (whether by acceleration or otherwise) shall first be paid in full and all commitments to extend Senior Debt shall be terminated before any payment on account of principal or interest is made upon this Note and before the Holder shall demand, accept or receive or attempt to collect or commence any legal proceedings to collect any such payment or take any action to accelerate this Note, and to that end, so long as such acceleration or default continues and until the Senior Debt shall have been paid in full or otherwise discharged, the Senior Debtholders shall be entitled to receive, subject to the further provisions of Section 7(e) below, whether from the Holder or otherwise, for application in payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, securities or other property, which is paid or delivered or which may be payable or deliverable on or with respect to this Note after the occurrence of such acceleration or default, and the Holder shall, subject to the further provisions of Section 7(e) below, hold any such payments or distributions made to it in trust for the Senior Debtholders.

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         (e) Notwithstanding any other provision hereof, the Holder shall not be entitled to commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company unless the holders of the Senior Debt (the "Senior Debtholders") shall also join in bringing such proceeding (provided, however, that the Holder shall be entitled to file a proof of claim in respect of the obligations hereunder in any such proceeding so long as such proof of claim shall state that any right to payment is subordinated to the extent and in the manner set forth in this
Section 7). Any distribution of assets of, or payments by the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Section 7 shall be paid or delivered by the person making such distribution or payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Debtholders or their representative(s) or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt or represented by each of such instruments, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the Senior Debtholders. The Holder shall, subject to the further provisions of Section 7(f) below, hold any such payments or distributions made to it in trust for the Senior Debtholders.

         (f) Except as specifically set forth in this Note, in no event shall the Holder be required to refund any amounts paid to it, and the Holder shall be entitled to be paid as agreed and collect any sums due to the Holder by any lawful means. Notwithstanding the foregoing, any payments made to the Holder in violation of the provisions of this Section 7 shall be deemed to be payments in trust for the account of the Senior Debtholders, and any such amounts shall be promptly paid over by the Holder to the Company in precisely the form received for application to the Senior Debt; provided, that in no event shall the Holder be required to refund any amounts in excess of the aggregate amounts actually paid to the Holder by the Company in violation of the provisions of this Note.

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         (g) The Holder, by acceptance of this Note (i) if and so long as payment hereon is prohibited by this Section 7, irrevocably authorizes and empowers (but without imposing any obligation on, or any duty to the Holder from) the Senior Debtholders at any time outstanding and such Senior Debtholder's representatives, to demand, sue for, collect, receive and acknowledge receipt of such Senior Debtholder's ratable share of payments and distributions in respect of such Note to the extent such payments and distributions are required to be paid or delivered to the Senior Debtholders as provided in this Section 7, and to file and prove all claims therefor and take all such other actions (including the exclusive right to vote, file and prove claims in respect of such Note in connection with any bankruptcy, insolvency, receivership or similar proceeding, including the right to vote such claims in connection with any election of trustees, acceptances of plans or otherwise) in the name of the Holder, or otherwise, as such Senior Debtholders or their representatives may determine to be necessary or appropriate for the enforcement of the provisions of this Section 7 and (ii) agrees to execute and to deliver to each Senior Debtholder and its representatives all such further instruments confirming the authorization hereinabove set forth, and all such powers of attorney, proxies, proofs of claim, assignments of claim and other instruments, and to take all such other actions, as may be requested by such Senior Debtholder or its representatives in order to enable such Senior Debtholder to enforce all claims upon or in respect of the Holder's ratable share of payments and distributions in respect of such Note.

         (h) Nothing herein shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder hereof the principal hereof and interest hereon in accordance with the terms and provisions hereof, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law hereunder upon default under this Note, subject, however, to the provisions of this Section 7.

         (i) The Holder shall not be subrogated to the rights of the Senior Debtholders to receive payments or distributions of assets of the Company until all amounts payable with respect to the Senior Debtholders shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Debtholders of any cash, property or securities to which the Holder would be entitled except for these provisions shall, as between the Company, its creditors, other than the Senior Debtholders, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Debt. The subordination provisions of this Note are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Debtholders, on the other hand.

         (j) The Holder, by acceptance of this Note, agrees that, in the event that all or any part of any payment made on account of the Senior Debt is recovered from the Senior Debtholders as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the Holder on account of this Note at any time after the date of the payment so recovered, including payments received pursuant to a right of subrogation, shall be deemed to have been received by the Holder in trust as the property of the Senior Debtholders, and the Holder shall forthwith deliver the same to the Company, on behalf of the Senior Debtholders for the equal and ratable benefit of the Senior Debtholders for application to payment of all Senior Debt in full.

         (k) The Holder, by acceptance of this note, hereby waives any and all notice in respect of the Senior Debt, present or future, and agrees and consents that without notice to or assent by the Holder:

                  (i) the obligation and liabilities of the Company or any other party or parties for or upon the Senior Debt (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;
                 (ii) the Senior Debtholders may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

                (iii) any balance or balances of funds with any holders of the Senior Debt at any time standing to the credit of the Company may, from time to tine, in whole or in part, be surrendered or released; all as the Senior Debtholders may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of this Note to the Senior Debt provided for herein.

         (l) No present or future Senior Debtholder shall be prejudiced in its right to enforce the subordination provisions contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company or the Holder. The subordination provisions contained herein are for the benefit of the Senior Debtholders from time to time and, so long as any Senior Debt is outstanding under any agreement, or any commitment to extend Senior Debt is in effect, may not be rescinded, canceled or modified in any way without the prior written consent thereto of all Senior Debtholders.

         (m) The subordination provisions hereof shall be binding upon the Holder and upon the successors and assigns of the Holder, and all references herein to the Holder shall be deemed to include any successor or successors, whether immediate or remote, to the Holder.

8. General.

         (a) Series; Settlement. This Note is one of a series of notes of substantially similar terms and conditions issued to various holders. This Note and the other notes in this series of notes are issued in partial settlement of a class action lawsuit against the Company and others that originated in a dispute as to whether the information the Company disseminated regarding the Company's business and financial status was adequate and accurate, and did not originate in connection with the issuance of any stock. The allegedly fraudulent activities did not result in the acquisition of a capital asset, nor did the Company secure, perfect or defend title to an existing capital asset as a result of the allegedly fraudulent activities.

         (b) Successors. This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors. The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder.

         (c) Rights of Note Holders. No Note shall entitle the holder thereof to any of the rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

         (d) Lost, Stolen, Mutilated, or Destroyed Notes. If any Note shall be mutilated, lost, stolen, or destroyed, the Company in its discretion, may direct the Registrar to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note, but only upon receipt of evidence of such loss, theft, or destruction of the Note, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Registrar. Applicants for such substitute Notes shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or the Registrar may prescribe. Any such new Note shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Note shall be at any time enforceable by anyone.

         (e) Transferability. Subject to any applicable laws, rules, or regulations restricting transferability or any "stop-transfer" instructions the Company may give to the Registrar to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of this Note may be effected by the Registrar from time to time upon the books of the Company to be maintained by the Registrar for that purpose, upon a surrender of this Note to the Registrar at its Principal Office, with the assignment form set forth in this Note duly executed and with signatures guaranteed. Upon any such surrender for transfer, the Registrar shall execute and deliver to the person entitled thereto a Note as so requested. The Registrar may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of this Note prior to the issuance of any new Note. The Registrar shall have no duty or obligation to take any action under any section of this Note which requires the payment of applicable taxes and governmental charges unless and until the Registrar is satisfied that all such taxes and/or charges have been paid.

         (f) Changes. Subject to Section 7, changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Company and the Holder.

         (g) Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by facsimile, nationally-recognized overnight courier or certified mail, return receipt requested and postage prepaid, addressed to such address as the party to whom notice is to be given has furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         (h) Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.
9. Governing Law/Venue. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to choice of law principles that would result in the application of the laws of another jurisdiction. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Note shall be brought exclusively in the United States Federal Courts or New York Supreme Court, in the State of New York. The parties hereto hereby accept the jurisdictions of such court for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought in the State of New York shall lie in the Southern District of New York or Supreme Court, Westchester County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned represented by this Note:

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
Name of Assignee
Address

and does hereby irrevocably constitute and appoint

Attorney

to make such transfer on the books of Del Global Technologies Corp. maintained for that purpose, with full power of substitution in the premises.

Dated:
Signature:


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SIGNATURE(S) GUARANTEED

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE: The signature(s) on this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.